ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "agreement") is made and entered into as of the 18th day of May 2004 (the "Effective Date"), by and between MILLENNIUM
MERCHANT SERVICES, INC. and Kent Stiritz, (the "Sellers") and PIPELINE DATA
INC.
("PPDA" the Sellers and PPDA sometimes may be referred to as the "Parties"). For purposes of this Agreement, the capitalized terms used herein shall have the meaning ascribed to such terms in Section 9.1 hereof unless otherwise defined herein.
                             BACKGROUND AND PURPOSE:

A.   Sellers are independent agents in the business of soliciting  merchants
and
     other   customers  on  behalf  of   third-party   providers  of
card-based
     transaction processing services for the purpose of encouraging such merchants and other customers to conclude merchant agreements with such providers (Sellers' business is referred to herein as the "Merchant
     Solicitation Business").

B.   Seller is a party to the following agreements:

     i. an Agreement with IPayment, INC. , (attached hereto as Exhibit 1.1 and defined herein the "IPayment Existing Agreement"),

     ii. an Agreement with Cornerstone (attached hereto as Exhibit 1.2 and defined  herein  and  defined  herein  as  the  "Cornerstone
Existing
          Agreement") ,

     iii.an  Agreement  with  Concord  EFS  (attached  hereto as Exhibit 1.3
and
          defined   herein  and  defined   herein  as  the   "Concord
Existing
          Agreement"), and

     iv.  an Agreement with  Authorizenet,  (attached  hereto as Exhibit 1.4
and
          defined  herein  and  defined  herein  as the  "Authorizenet
Existing
          Agreement") (Together the IPayment Existing Agreement, the
Cornerstone
          Existing   Agreement,   the  Concord   Existing   Agreement   and
the
          Authorizenet Existing Agreement may be hereinafter referred to as the
          "Existing Agreements".)

C.   This Agreement  shall provide the terms  governing the transfer of residual
     rights   from    Existing    Agreements    as   well   as   other
similar
     yet-to-be-identified Merchant Solicitation Business agreements (the
"Future
     Agreements")( when referred to together, the Existing Agreements and the
     Future Agreements may be referred to as the "Merchant Agreements").

D. Pursuant to the Merchant Agreements, Sellers refer certain merchants, as the case may be, to each of IPayment, Cornerstone, Concord and Authorizenet as well as other similar business institutions ("the Processors"), such merchants consist principally of retail and other providers of goods and services, who, as a result of such referrals, may enter into Merchant
     Agreements to receive broad payment services, including but not limited to, certain credit card and debit card transaction processing services from the
     Processors in connection with the Merchant Solicitation Business.
Pursuant
     to the Merchant Agreements, Sellers are entitled to receive residual payments  from  Processors as governed by the specific  Merchant
Agreement
     (the  "Residuals")  (rights to the Residuals under the Merchant
Agreements
     may be referred to as the "Residual Rights").

E. Seller wishes to sell and transfer to PPDA all of its rights which relate to the Residual Rights, and PPDA is willing to purchase and accept such
     Residual Rights. Seller and PPDA are willing and able, additionally, to undertake and perform certain other obligations pursuant to and in connection with this Agreement, subject to the terms and conditions hereof.

                                  THE AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements contained in this
Agreement and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Sellers and PPDA hereby agree, on the terms and conditions herein set forth, as follows:

                                    ARTICLE I

                                   ASSETS SOLD

1.1   Sale and Purchase.

     1.1.1On the  terms  and  subject  to  the  conditions  set  forth  in this
          Agreement,  and effective as of the  Effective  Date,  Sellers hereby
          sell,  transfer  and assign to PPDA,  and PPDA  hereby  purchases
and
          accepts from Seller,  all Residual  Rights of Sellers  which relate to
          the  merchants  (the   "Merchants,"  each  of  which  is
specifically
          identified on Schedule 1.1), under the Existing Agreements arising on or after the Effective Date (collectively,  the "Asset Sold").
Sellers
          acknowledges and agrees that, immediately after the Closing, (i) they will have no right,  title and interest in and to the Residual
Rights,
          and (ii) no agent of the Sellers or other party has any right or claim to any portion of the Residuals Rights and (iii) neither PPDA nor any of its affiliates shall be responsible to pay any portion of the
          Residual Rights transferred under this Agreement to any such agent or third party. If the Shares are subdivided or combined into a greater or smaller number of Shares, the formula in Section 2 below shall be proportionately reduced in case of subdivision of Shares or stock dividend or proportionately increased in the case of combination of
          Shares, in each such case by the ratio which the total number of
          Shares outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

     1.1.2In addition to the other terms and conditions contained herein, the
          Parties acknowledge and agree that the Residual Rights under the
          Merchant Agreements, including the Existing Agreements, shall be assigned and consideration therefor shall be paid only after PPDA receives consents to such assignments from the relevant processors.
          Should the consents not be received by PPDA within 90 days after the
          Effective Date, PPDA shall have the right in is sole discretion to cancel its agreement to purchase the residual rights under the particular Existing Agreement for which the consent was not received.
          In this event,  Sellers may substitute the relevant Existing
Agreement
          for another Merchant Agreement, subject to governing provisions including the requirement to obtain a consent to such assignment within 90 days after transfer. The Parties shall follow the procedures set forth in 2.1.1.5 hereof.

1.2 No Assumption of Liabilities. Sellers acknowledge and agree that PPDA shall not assume or become liable for the payment of any debts, liabilities, losses, accounts payable, mortgages, or other obligations of Sellers or any
     Merchant, whether the same are known or unknown, now-existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidation or disputed.

1.3 Bill of Sale. The sale, conveyance, transfer, assignment and delivery of the Assets Sold by Sellers to PPDA shall be evidenced and effected by the execution of a Bill of Sale in the form of Exhibit 1.3 attached hereto
(the
     "Bill of Sale").

                                   ARTICLE II

           CONSIDERATION FOR ASSETS SOLD; PROVISION OF LOANS; CLOSING

2.1 Purchase Price. The Residual Rights shall be purchased in a series of transactions. The consideration for the Residual Rights shall be shares of
     PPDA's common stock (the "Shares"). There shall be a total of 4.2 million
     Shares  set  aside  for the  Residual  Rights  sales  (the
"Transactions")
     (subject to adjustments in the event of a reverse stock split)..

     2.1.1PPDA shall purchase the Residual Rights in consideration for its
          Shares valued at $1.00 per share in accordance with the following formula:

          2.1.1.1 The formula by which the purchase price of the Residual
Rights
               shall be determined shall be based upon the average monthly gross
               revenue   actually   derived   from  the   Residual   Rights
and
               subsequently deposited into an escrow account for the three month period between April and June 2004 (except that the three month period for Authorizenet shall be from May to July 2004), subject to review for exceptional items and to possible extension for delays in portfolio  payments (the "Average Monthly Gross
Revenue
               Figure" Revenue Figure). The average monthly revenue shall be distributed to PPDA and shall be calculated in order to determine the Average Gross Monthly Revenue Figure. The parties agree and acknowledge that all information reasonably related to the calculation of the Average Gross Monthly Revenue Figure will be made available to both parties.

          2.1.1.2 The Average Monthly Gross Revenue Figure shall be multiplied by 30 and then divided by $1.00 to derive the total number of the
               PPDA's Shares required to purchase the Residual Rights.

          2.1.1.3 For example if the net revenue for each of the three target months were $80,000, $85,000 and $90,000, respectively, the
               Average Monthly Gross Revenue Figure would be $85,000. When this figure is multiplied by 30, the product would equal a total cash purchase price of $2,550,000 and then when divided by $1.00, the purchase price would be payable with 2,550,000 Shares of the
               PPDA's common stock.

          2.1.1.4 On the date  monies  are  first  deposited  into  escrow,
2.4
               million Shares to be issued as -- consideration for the Residual
               Rights underlying the Existing Agreements shall be issued and held in trust by Sheila Corvino, Esq. pending final calculation of the Average  Monthly Gross Revenue Figure  pursuant to
Section
               2.1 hereof. Revenue statements or other information reasonably requested to verify Revenue Residuals shall be supplied by the
               Sellers to PPDA.  Upon the  determination  of the Average
Monthly
               Gross Revenue Figure, the number of Shares shall be adjusted to reflect the actual number of shares required to be issued after deriving the Average Monthly Gross Revenue Figure and shall be promptly delivered to the Sellers. Should the number of Shares required to be issued be less than the 2.4 million Shares held in escrow, the Parties agree that the excess Shares shall be
               cancelled,  pending  reissuance  upon transfer of Residual
Rights
               under Future Agreements. This procedure shall be followed in the case of the transfer of Residual Rights under Future
Agreements.

          2.1.1.5 As stated  herein,  the Parties  have agreed that the
Residual
               Rights   under   Existing   Agreements   shall  be  assigned
and
               consideration therefor shall be paid only after PPDA receives consents to such assignments from the relevant processors.
Thus,
               in regards to the Existing Agreements, the Sellers shall pay over to PPDA the Residuals derived therefrom and PPDA shall issue
               Shares, as set forth in Section 2.1.1.4 hereof, in anticipation of its receipt of all relevant consents. Should the consents not be received by PPDA within 90 days after the Effective Date, PPDA shall have the right in is sole discretion to cancel its
               agreement to purchase the Residual Rights under the particular
               Existing Agreement for which the consent was not received or extend the deadline for receiving such consent. In this event
               PPDA cancels the assignment, Sellers may substitute the relevant
               Existing Agreement for another Merchant Agreement. Three month
               Residuals from the substituted Merchant Agreement shall be used to determine Average Monthly Gross Revenue Figure in accordance with Section 2.1.1 hereof. Residuals previously paid over to PPDA derived from the cancelled assignment shall be offset against
               Residuals from the substituted Merchant Agreement to be paid over the three months following assignment. Upon determination of the
               Average Monthly Gross Revenue Figure, the resultant number of
               Shares shall be delivered to the Sellers.


     2.1.2The balance of Shares remaining after payment of the purchase price for the Residual Rights underlying the Existing Agreement shall equal the highest number of Shares payable for the 2nd and all subsequent purchases of the Residual  Rights  underlying  the Future
Agreements.
          Pursuant to the example provided above, if 2.55 million Shares were issued to purchase the Residual Rights underlying the Existing
          Agreements, 1.65 million Shares would be highest number of total amount  payable  for all  further  purchases  of the  Residual
Rights
          underlying the Future Agreements (4.2 million minus 2.55 million equals 1.65 million).

     2.1.3The 2nd and  subsequent  purchase  allocations  shall  be based on the
          same  formula as set forth in paragraph  2.1.1hereof,  except that the
          Share   price  used  in  the   formula   shall  be  $1.20  per
share.
          Notwithstanding anything else in this Agreement, the total number of shares payable for the Residual  Rights under the Merchant
Agreements
          shall not exceed 4.2 million Shares.

     2.1.4The Sellers  shall have the right to put to PPDA the  Residual
Rights
          underlying  Future  Agreements  that comply with  Sections 3.1 and
3.2
          hereof in consideration for that portion of balance of the 4.2 million
          Shares as determined by the purchase allocation formula as set forth in Section 2.1.3 hereof. The value of the Residual Rights underlying
          Existing Agreements shall be such that a minimum of one third the total  balance of Shares  shall be issuable  at  Closing.  The
Sellers
          shall have three opportunities to put Portfolios to PPDA in accordance with the guidelines of this Section 2.1.4: November 7, 2005, May 7,
          2006 and May 7, 2007. Notwithstanding the foregoing, the Sellers may put Portfolios to PPDA at any time earlier than the dates specified in this Section 2.1.4. If the minimum amount is not put to PPDA by the dates provided herein, the Sellers shall forfeit the rights provided by this section 2.1.4.

     2.1.5It is the Parties' intention that Sellers will assign to PPDA
          Residual Rights underlying Merchant Agreements with an aggregate value as determined in accordance with the relevant valuation provisions set forth in this section 2.1 hereof (the "Agreed Value"). In the event that PPDA assigns Residual Rights underlying Merchant Agreements with an aggregate value in excess of the Agreed Value, PPDA shall remove such number of Merchants from portfolio(s) assigned so that the aggregate value of the Residual Rights from Merchant Agreements equals the Agreed Value. PPDA, in its sole discretion, may determine which
          Merchants to remove.

     2.1.6PPDA agrees and acknowledges that it will not actively take or permit to be taken any action that could reduce the amount of revenue transferred pursuant to the Residual Rights transferred hereunder in anyway that may adversely affect the rights of Seller to receive
          Shares or other compensation pursuant to this Agreement (this includes allowing off-set or deductions against the Residual Rights for accounts of PPDA with the Processors not acquired by PPDA pursuant to the terms hereof). Reductions in revenue as a result of such things as business cycles, downturns in Merchant business or extraordinary events over which PPDA has no control is excluded from this provision.

2.2  Closing.  Subject to the satisfaction or waiver of the conditions set forth
     herein.  It is anticipated  that the transfer of Residual  Rights under the
     Existing  Agreements  will  occur at  multiple  Closings  upon  receipt of
     consents of  processors,  the first of which is  estimated to take place on
     May __,_ 2004 at 12.00 (Eastern  time), or on such other date at such other
     time as the parties  shall agree in writing  (the  "Closing  Date"), to be
     effective  as of the  Effective  Date,  and shall  take place  through the
     execution and exchange, via facsimile  transmission,  of this Agreement
and
     the  other  documents  and  agreements  herein  contemplated.  The parties
     acknowledge  and agree that upon mutual  exchange  and receipt of signature
     pages via  facsimile,  and upon  receipt by Sellers of the  Purchase
Price
     hereby contemplated, this Agreement and the other documents and instruments
     delivered  in  connection  herewith  shall  be  deemed  effective,  and the
     transactions    hereby    contemplated   shall   be   deemed
consummated,
     notwithstanding  and party's  failure or refusal to deliver  original
(i.e.
     non-facsimile) signature pages. However, this Agreement and the other documents and instruments delivered in connection herewith shall not be deemed effective until executed by both Parties and facsimile copies are delivered to each other.

2.3   Provision of Loans.

     2.3.1At  closing,  PPDA  shall  provide a loan to  Sellers in the amount of
          $500,000 at the simple interest rate of 6% per annum.  This loan shall
          mature on July 7, 2007 but may be repaid at any time  without penalty
          in cash or with Residual Rights from Merchant Accounts valued pursuant
          to the subsequent  purchase  allocation  formula  (i.e.,  with a share
          price of $1.20  per  share as set  forth  in  Section  2.1.3 hereof).
          Residual Rights from Merchant  Agreements used to repay the loan shall
          be subject to the provisions of Section 3.1 and 3.2 of this
Agreement.
          The  loan  shall  be   personally   guaranteed   by  the  Sellers
and
          collateralized by 1,000,000 Shares, subject to calls for additional
          Shares in the event of a reduction in Share value.

     2.3.2PPDA will  stand  ready to lend  Sellers  an  additional  $500,000 at
          anytime between the one year  anniversary  date of the Closing and the
          two year  anniversary  date of the Closing at the simple interest rate
          of 6% per annum. This loan shall be due May 7, 2008. The loan shall be
          personally  guaranteed by the Sellers and  collateralized by
1,000,000
          Shares, subject to calls for additional Shares in the event of a reduction in Share value. Notwithstanding the foregoing, Sellers must be in compliance with terms of the Agreement as a condition precedent to PPDA's obligation to provide this loan.

                                   ARTICLE III

                    CERTAIN COVENANTS AND AGREEMENT OF SELLER

3.1  Quality  Of  Subsequent   Series  Of  Portfolios.   The  merchant
accounts
     underlying the Future Agreements to be purchased pursuant to this Agreement shall be of comparable quality to the merchant accounts under the Existing
     Agreements.

3.2 Guaranteed Cash Stream. Sellers personally guarantee as provided in this
     Section 3.2 that the cash  streams  generated  by the  Merchant
Agreements
     shall not decline by more than 20% of the  Average  Monthly  Gross
Revenue
     Figure during the 12 months subsequent to purchase. If there is a decline in excess of 20%,  then within 90 days after  notice of such  decline
(the
     "Notice of Decline"), the Sellers shall replace the difference between the
     20% and the actual rate of attrition with additional merchant accounts that generate sufficient revenue and that comply with Section 3.2 hereof.
Review
     and potential replacement of accounts shall be conducted 12 months after purchase except where attrition exceeds twenty-five (25%) percent in any given month. The Notice of Decline shall be a detailed statement certified by an officer of PPDA which lists monthly revenue for each Merchant for the period in question.

     3.2.1During the period that this Section 3.2 is in effect the PPDA agrees, that without the prior written consent of the Sellers, PPDA will not in any way change the Merchant relationship or the Merchants pricing in such a way that it may adversely effect the Residual  Rights.
PPDA
          reserves the right to reassign a Merchant to Sellers if it reasonably believes there is a substantial likely hood of financial harm being caused to PPDA by a Merchant.

3.3 Transfer Taxes. All sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby, shall be paid by Sellers.

3.4   Confidentiality of Information, Non-Interference.

     3.4.1On  and  after  the  date   hereof,   Sellers  and  their  agents
and
          representatives shall treat all information learned or obtained about
          PPDA's business as confidential and will not disclose such information to third parties except as required by law, as needed in connection with a lawsuit, claim, litigation or other proceeding or in connection with tax or regulatory matters and except to the extent that such information is already in the public domain, known by Sellers prior to the date hereof or subsequently enters the public domain, other than as a result of the breach of Seller's obligation under this Section
          3.4. Sellers and their agents and representatives shall not use the information described in this Section 3.4 in any manner that might reasonably be anticipated to adversely affect the Merchant
Business of
          PPDA's relations with Merchants or with other persons or entities.

     3.4.2Sellers covenant and agree that neither  Sellers,  nor any of
Sellers'
          affiliates,  agents or  representatives  shall  directly or indirectly
          interfere  with  or in any  way  adversely  affect  the  cash streams
          underlying  the  Residual  Rights from the  Merchant  Agreements.
The
          Parties agree that Sellers may communicate with the Merchants but that
          they shall  notify PPDA with any  material  adverse  information that
          could  affect  the  Residual  Rights of which it  becomes  aware.
The
          Parties agree that Sellers may solicit  Merchants for additional
"MID"
          business  (i.e.,   business   resulting  in  a  new  merchant
account
          identification   number)  but  may  not  solicit  the   Merchants
for
          additional "TID" business (i.e., business resulting in a new terminal account identification number).

3.5  Notice of Breach or Potential Breach. Sellers shall promptly notify
PPDA of
     any change, circumstance or event which may prevent Sellers from complying with any of their respective obligations hereunder.

3.6 Further Assurances. On and after the Closing Date, Sellers shall give such further assurances to PPDA and execute, acknowledge and deliver all such acknowledgments and other instruments and take further action as PPDA may reasonably request to effectuate the transactions contemplated by this
     Agreement, including the transfer of the Assets Sold. Sellers further assures PPDA to (i) notify PPDA with any material adverse changes in a merchant's financial condition or the type of business in which it engages that becomes known to the Sellers, (ii) notify PPDA of any contact to it by a Merchant regarding a Merchant Agreement for which Residual Rights have been assigned to PPDA pursuant to the terms of this Agreement and during such contact, Sellers shall act in a professional manner and refer all further dealings regarding the Residual Rights to PPDA and (iii) at the reasonable request of PPDA for information or assistance about a Merchant, including but not limited to its original documentation, to respond to PPDA with such information in a prompt manner.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRENTIES OF SELLER


     Sellers hereby make the following representations and warranties to PPDA as of the date hereof and as of the Effective Date:

4.1  Organization:   Ownership.   Millennium   Merchant  Services,   Inc.
is  a
     Corporation and is authorized to conduct the business as presently conducted (including the Merchant Solicitation Business) under the laws of the State of Delaware and all other applicable laws.

4.2 Authority. Sellers have the right, power, capacity and authority to enter into and deliver the Operative Documents, to perform the obligations under the Operative Documents, and to effect the transactions contemplated by the
     Operative Documents. The execution, delivery and performance of the
     Operative Documents have been approved by all requisite corporate action on the part of Seller, and when executed and delivered pursuant hereto, the
     Operative Documents will constitute valid and binding obligations of
     Sellers enforceable in accordance with their terms.

4.3 Government Notices. Sellers have not received notice from any federal, state or other governmental agency or regulatory body indication that such regulatory body would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by the Operative
     Documents.

4.4  No Violations.

     4.4.1The execution and delivery by Sellers of the Operative Documents,
and
          his  performance  thereunder,  will not (i)  violate,  conflict with,
          result in a breach of or constitute  (with or without  notice or lapse
          of time or both) a default  under any material  agreement, indenture,
          mortgage or lease to which  Sellers are parties or by which
Sellers or
          its  properties  are bound (except for the consents of the
Processors
          contemplated  by this  Agreement);  (ii)  constitute  a  violation by
          Sellers of any law or government  regulation  applicable to
Sellers or
          the  Merchant  Solicitation  Business;  or (iii)  violate  any order,
          judgment,   injunction   or  decree  of  any  court,   arbitrator
  of
          governmental body against or binding upon Seller.

     4.4.2With respect to Sellers'  obligations  under the Assets Sold,
Sellers
          have  not  been and  will  not be (by  virtue  of any past or present
          action,  omission  to act,  contract  to which they are a party or any
          occurrence  or  state  of  facts   whatsoever)  in  violation  of
any
          applicable local, state or federal law, ordinance,  regulation, order,
          injunction or decree,  or any other  requirements of any
governmental
          body,  agency or  authority or court  binding on them,  or relating to
          their   property  or  business   (including  any  antitrust  laws
and
          regulations).

4.5 Assets Sold. Sellers are the owner of all rights, title and interest in and to the Assets Sold, free and clear of all title defects or objections, assignments, liens, encumbrances of any nature whatsoever, restrictions, security interests, rights of third parties, or other liabilities, and have good and valid title to the Assets Sold. Other than with respect to the
     Residual Rights, Sellers have no right, title or interest in the Merchants or the Merchant  Agreements.  Other then as  identified on Schedule
5.5, no
     person, other than the Processors, PPDA or the Merchants, owns or holds any right, title or interest in the Residual Rights.

4.6 Consents and Approvals. No action of, or filing with, any governmental or public body is required by Sellers to authorize, or is otherwise required in connection with, the execution and delivery by Sellers of the Operative
     Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

     4.6.1Except for the consents of the Processors, no filing, consent or approval is required by virtue of the execution hereof or any other
          Operative Document by Sellers or the consummation of any of the transactions contemplated herein by Sellers to avoid the violation of breach of, or the default under, or the creation of a lien on any of the Assets Sold pursuant to the terms of, any law, regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which Sellers are parties or to which they or any of the Assets
          Sold is subject.

     4.6.2Millennium Merchant Services, Inc. shall furnish a good standing certificate from the Secretary of State of its State of organization.

4.7  Litigation and Claims. Schedule 4.7: (i) sets forth all litigation, claims,
     suits,  actions,  known  investigations,   indictments  or  proceedings
  or
     arbitrations,   grievances  or  other  procedures   (including  grand
jury
     investigations, actions or proceedings, and product liability and workers'
     compensation suits, actions or proceedings, and investigations conducted by any Credit Card Association) that are pending, or to the knowledge of
     Seller, threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, Card Association, or any other entity or forum for the resolution of grievances, against Sellers and relating in any way to the  Merchant  Solicitation  Business
(collectively
     "Claims"), and (ii) indicates which of such Claims are being defended by an insurance carrier, and which of such Claims being so defended are being defended under a reservation of rights. Sellers have made available to PPDA true, correct and complete copies of all pleadings, brief and other documents filed in each pending litigation, claim, suit, action, known investigation, indictment or proceeding, arbitration, grievance or other procedure listed in Schedule 5.7, and the judgments, orders, writs, injunctions, decrees, indictments and {information,} grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in Schedule 4.7.

4.8  Agreements, Contracts and Commitments.

     4.8.1Except for the Merchant Agreements and the assignments of the
          Processors contemplated hereby, Sellers have no agreement, contract, commitment or relationship, whether written or oral, related to the
          Merchant Solicitation Business, by which PPDA could be bound; and

     4.8.2With respect to the Merchant Agreements, except for the Processors, there is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of
          Sellers or requiring any payments of other distributions based on such profits, revenues or cash flows.

     4.8.3To the knowledge of Seller, other than with respect to the Residuals
          Rights, which rights are being sold to PPDA pursuant to this
          Agreement, neither Sellers nor any of its affiliates have any basis for any claims arising under the Existing Agreements against PPDA or any of PPDA's affiliates for payment, breach of contract or otherwise.

4.9 Absence of Certain Changes and Events. Since negotiations between the parties commenced, Seller has acted under the Existing Agreements only in the ordinary course, and has not:

     4.9.1suffered any damage or destruction adversely affecting the Residual
          Rights;


     4.9.2permitted any of the Assets Sold to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind;

     4.9.3waived any material claims or rights with respect to the Residual
          Rights;

     4.9.4paid, loaned,  advanced, sold, transferred or leased any Asset
Sold to
          any employee, except for normal compensation involving salary and benefits; or

     4.9.5agreed in writing, or otherwise, to take any action described in this
          Section.

4.10 Disclosure. No representations, warranties, assurances or statements by
     Sellers in this Agreement, and no statement contained in the Schedules furnished by Sellers (or caused to be furnished by Seller) to PPDA or any of its representatives pursuant to the provisions hereof, contains any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein or therein not misleading.

4.11 Misrepresentation.   To  the  Sellers'  knowledge,  it  has  not  made
any
     misrepresentation or omission on any application submitted on behalf of a
     Merchant.

4.12 Liability Not Transferred with Purchase.  Based on the terms and conditions
     of the Merchant  Agreement as of the date hereof or as later  changed by or
     on behalf of the  Sellers  , the  Sellers  agree  that PPDA  shall bear no
     liability  for  chargebacks  or  other  losses  on the  purchased
Merchant
     Agreements and under Merchant accounts underlying the Merchant
Agreements.
     Losses.  Based on the terms and conditions of the Merchant  Agreement as of
     the date hereof or as later changed by or on behalf of the Sellers, losses
     suffered  under  the  Merchant   Agreements  and  under  Merchant
accounts
     underlying the Merchant Agreements through fraud or otherwise shall revert to the Seller. Notwithstanding anything to the contrary in this paragraph
     4.12, should PPDA amend the Merchant Agreements to increase its liability, it shall bear this additional liability and the same shall not be borne by the Sellers.

4.13 Letters of Assignment. The Sellers shall provide letters of assignment of the Residual Rights. However, PPDA acknowledges and agrees that Cornerstone shall have a right of first refusal as to the Merchant accounts underlying its Merchant Agreement with the Seller.

4.14 Future Business. The Seller agrees to act in good faith to attempt to select PPDA and/or its affiliates for all its services and to place all its business on PPDA' internal programs. The Seller shall not be bound by this provision should the Seller determine that the use of PPDA's program place the Seller at a competitive disadvantage to other programs offered through competitors of PPDA.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF PPDA

    PPDA makes the following representations and warranties to Sellers as of the date hereof and as of the Effective Date:

5.1 Organization. PPDA is a corporation duly organized and validly existing under the laws of the State of Delaware and is authorized to conduct its business under those laws.

5.2 Authority. PPDA has the right, power, capacity and authority to enter into and deliver the Operative Documents, to perform its obligations under the
     Operative Documents, and to effect the transactions contemplated by the
     Operative Documents. The execution, delivery and performance of the
     Operative Documents have been approved by all requisite corporate action on the part of PPDA, and, when executed and delivered pursuant hereto, they will constitute valid and binding obligations of PPDA enforceable in accordance with their terms.

5.3 Governmental Notices. PPDA has not received notice from any federal, state or other governmental agency or regulatory body indicating that such agency or regulatory body would oppose or not grant of issue its consent or approval, if required, with respect to the transactions contemplated by the
     Operative Documents.

5.4 No Violations. The execution and delivery by PPDA of the Operative
     Documents, and his performance thereunder, will not (i) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material agreement, indenture, mortgage or lease to which PPDA is party or by which PPDA or his properties are bound; (ii) constitute a violation by PPDA of any law or government regulation  applicable to PPDA or the Merchant  Solicitation  Business;
  or
     (iii)violate any order, judgment, injunction or decree of any court, arbitrator of governmental body against or binding upon PPDA.


5.5  Consents and Approvals.

     5.5.1No action of, or filing with, any governmental or public body is required by PPDA to authorize, or is otherwise required in connection with, the execution and delivery by PPDA of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals obtained.

     5.5.2No filing, consent or approval is required by virtue of the execution hereof or any other Operative Document by PPDA or the consummation of any of the transactions contemplated herein by PPDA to avoid the violation or breach of under any law, regulation, order, decree or award of any court or governmental agency, or any lease, agreement, contract, mortgage, note, license, or any other instrument to which
          PPDA is a party or is subject.

                                   ARTICLE VI

                       CONDITIONS TO OBLIGATIONS OF SELLER

     Each of the obligations of Sellers to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or before the Closing of each of the following conditions:

6.1 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

6.2 Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by PPDA to Sellers hereunder shall be in form and substance satisfactory to counsel of Seller, in the exercise of such counsel's reasonable judgment.

6.3 Share Issuance into Escrow. PPDA shall issue Shares into escrow in accordance with Section 2.1.1.4 hereof.


6.4  Provision  of Loan at Closing.  At Closing,  PPDA shall  provide a
$500,000
     loan in accordance with Section 2.3.1.

                                   ARTICLE VII

                        CONDITIONS TO OBLIGATIONS OF PPDA

     The obligations of PPDA to be performed hereunder shall be subject to the satisfaction (or waiver by PPDA) at or before the Closing of each of the following conditions:

7.1 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

7.2 Bill of Sale. Sellers shall have executed and delivered to PPDA the Bill of
     Sale.

7.3 Corporate Resolutions. Sellers shall have delivered to PPDA certified resolutions of Sellers authorizing this Agreement and all other agreements and transactions referenced herein.

7.4 Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by Sellers to PPDA hereunder shall be in form and substance satisfactory to counsel of PPDA, in the exercise of such counsel's reasonable judgment.

7.5  Certificate  of Good Standing.  Millennium  Merchant  Services,  Inc.
shall
     furnish a facsimile copy of a good standing certificate from the Secretary of State of its State of organization. Exhibit 7.5.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                         LIMITATION OF STIRITZ LIABILITY


8.1  Indemnification.  Sellers  shall  indemnify  PPDA,  its  affiliates, their
     respective   successors  and  assigns,   and  their  respective
officers,
     directors, employees, consultants and agents (each an "Indemnified
Person")
     and  hold  each  Indemnified  Person  harmless  from any  liability, loss,
     diminution  in  value,  cost,  claim,  or  expense,   including
reasonable
     attorneys' and accountants' fees and expenses, incurred by such Indemnified
     Person that result from or arise out of (i) any breach or inaccuracy of any representation or warranty of Sellers set forth in the Operative
Documents
     or (ii) the breach by Sellers of any of the covenants or agreements contained in the Operative Documents; (iii) any liability or obligation, contingent or otherwise, of Seller; and (iv) violations of law or governmental rules or regulations or wrongdoing or negligence by Sellers in performing obligations in connections with this Agreement.

8.2  Limitation of Stiritz Liability.  Parties agree that the personal liability
     of Kent Stiritz under this  Agreement  shall be for a period of three years
     from the date of each  assignment  of  Residual  Rights,  except that fraud
     actions shall be governed by the relevant statute of limitations.
Except in
     the  event  of  fraud  and  with   reference   to  Sections  2.3  and
3.2,
     notwithstanding  anything to the contrary  contained  herein,  Kent
Stiritz
     shall not be subject to any personal liability for any breach of representation or warranty contained in Article IV hereof unless and only to the extent that Kent Stirtz would have been subject to personal liability for such breach under the terms of the Merchant Agreements had the transactions contemplated by this Agreement had not occurred.

                                   ARTICLE IX

                     DEFINITIONS AND RULES OF INTERPRETATION

9.1 Definitions. For purposes of this Agreement, the capitalized terms have the following respective meanings:

               "Agreement" means this Agreement, including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time.

               "Closing Date" has the meaning set forth in Section 2.2 hereof

               "Credit  Card  Associations"   means  VISA  U.S.A.,   Inc.,
Visa
               International,   Inc.  MasterCard   International
Incorporated,
               American Express, Discover, JCB, Diners Club and any successor organizations or associations or other credit card associations not mentioned herein.

               "Merchant  Agreement"  means  an  agreement  between  PPDA and a
               servicing  party,  which  may or may not be a bank,  pursuant to
               which  the  servicing   party   undertakes  to  honor
financial
               transaction devices.

               "Merchant   Solicitation   Business"   shall  mean  any
services
               pertaining to negotiation  of payment,  including but not
limited
               to acceptance of credit card or debit card transaction
records in
               documentary or electronic  form from merchants in connection with
               the  processing  and clearing of such records for  settlement
and
               payment  to  such  merchant  as  well  as  ACH  transfers, check
               guarantees,   check   authorizations,   e-commerce  payments
and
               services and point of sales systems on both a hardware or
               software basis.

               "Operative Documents" means this Agreement, the Non-Solicitation
               Agreement, and all such other documents, agreements, certificates or instruments executed and delivered in connection herewith.

9.2  Other Definitions; Rules of Interpretation.

     9.2.1All terms defined herein shall have the defined  meanings when used in
          any  Operative  Document,   certificate  or  other  document  made
  or
          delivered  pursuant hereto unless otherwise defined therein.
Singular
          terms shall include the plural, and vice versa, unless the context otherwise requires.

     9.2.2Exhibits and Schedules referenced in this Agreement are deemed to be incorporated herein by reference. The term "including" shall mean
          "including without limitation."

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Expenses. Except as otherwise specifically provided in this Agreement, each
     party  shall  pay its own  costs  and  expenses  in  connection  with this
     Agreement  and  the  transactions   contemplated   hereby,   including
all
     attorneys' fees, accounting fees and other expenses.

10.2 Notices and Payments. All notices, demands and other communications hereunder shall be in writing and shall be delivered (i) in person,
(ii) by
     United States mail, certified or registered, with return receipt requested, or (ii) by national overnight courier (e.g., FedEx) as follows:

                  If to Sellers:          Millennium Merchant Services, Inc.
                                          Kent Stiritz
                                          245 Summer Street
                                          Arlington, MA 02474
                                          Facsimile (781) v483-3423
                                          Attention: Kent Stiritz


                  With copy to:           Scott Jacobs, Esq.
                  (which shall not        Buchalter, Nemer, Fields & Younger
PC
                  constitute notice)      601 S. Figueroa Street, Suite 2400
                                          Los Angeles, CA 90017
                                          Facsimile: (213) 896-0400]

                  If to PPDA:             PIPELINE DATA INC,
                                          12 West Main Street
                                          Brasher Falls, NY 13613
                                          Attention: Donald Gruneisen

                  With copies to:         Sheila Corvino, Esq.
                  (which shall not        811 Dorset West Road
                  constitute notice)      Dorset, VT 05251


     The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 10.2. Any notice, demand or other communication given pursuant of this Section 10.2 shall be deemed to have been given on the earlier of the date actually delivered or five (5) days following the date deposited in the United States mail, properly addressed, postage prepaid, as the case may be.

10.3 Third-Party  Beneficiaries.   No  party  to  this  agreement  intends
this
     Agreement to benefit or create any right or cause of action in or on behalf of any person other than Sellers and PPDA.

10.4 Independent Contractors. Nothing contained in this Agreement or any other
     Operative Document shall be construed as creating or constituting a partnership, joint venture or agency among the parties to this Agreement.
     Rather, the parties shall be deemed independent contractors with respect to each other for all purposes.

10.5 Finder's Fees.

     10.5.1 Seller. Sellers represents and warrants that he has not made any commitment or done any act that would create any liability to any person other than himself for any brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

10.6 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party without the prior written consent of the other party; provided, however, that such consent shall not be required
(a)
     for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such part (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder) or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into it with which the assigning party shall merge or consolidate formally agrees in writing to assume all the rights and obligations of the assigning party created hereby.

10.7 Amendments and Waivers. This agreement, any of the instruments referred to herein and any of the provisions hereof or thereof shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. The waiver by a party of any breach of this
     Agreement by another party shall not operate or be construed as the waiver of the same or another breach on a subsequent occasion, nor shall nay delay in exercising any right, power or privilege hereunder constitute a waiver thereof.

10.8 Severability of Provisions. In any provision of this Agreement, or the application of any such provision to any person or circumstance, is invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

10.9 Counterparts; Delivery. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute on instrument.
     The parties acknowledge that delivery of executed counterparts of this
     Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

10.10Governing Law. This Agreement is made and entered into under the laws of the State of Delaware, and the laws of that State (without giving effects to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

10.11Section Headings. The headings of Sections contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

10.12Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed.  This
Agreement
     and the other written instruments specifically referred to herein embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments among PPDA and Sellers with respect to the subject matter hereof, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof.

10.13Publicity. Sellers agree that the timing and content of any and all public statements, announcements or other publicity concerning the transactions contemplated herein shall be in the sole discretion of PPDA.

                        (SIGNATURES APPEAR ON NEXT PAGE)

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Asset Purchase Agreement as of the date first written above.


"SELLER"

MILLENNIUM MERCHANT SERVICES, INC.
/s/ Kent Stiritz
-----------------------------
Kent Stiritz


MILLENNIUM MERCHANT SERVICES, INC.

By:/s/  Kent Stiritz
Name:Kent Stiritz
Title:President


                                     "PPDA"

                                                  PIPELINE DATA INC.


By: /s/ MacAllister Smith

Name:MacAllister Smith
Title: President